UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2006

eMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Commercial Lease Agreement. On July 6, 2006, eMerge Interactive, Inc. (the “Company”), as tenant, entered into a Commercial Lease with Waldo Development, Inc., as landlord (the “Lease”). The lease grants a leasehold interest to the Company for approximately 10,798 square feet in the building where the Company’s current headquarters facility is located at 10305 102nd Terrace, Sebastian, Florida. The term of the Lease is for a period of three years commencing on April 1, 2006 and terminating on March 31, 2009. Annual base rent is set at $80,985 with increases in years two and three pegged to the consumer price index, but not to exceed three percent per year. Additional rent to cover common area and maintenance expenses is not to exceed $16,197 in year one. The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cooperative Marketing Agreement. On July 7, 2006, the Company entered into a Cooperative Marketing Agreement (the “Cooperative Marketing Agreement”) by and between the Company and Power Genetics Company (“PG”). The Term of the Cooperative Marketing Agreement is 24 months beginning July 7, 2006. Under the Cooperative Marketing Agreement, PG will promote and sell the Company’s CattleLog Pro software and hardware systems, CattleLog Data Services and the Company’s auditing and listing services (collectively, the “eMerge Products”). In consideration for promoting and selling the eMerge Products PG is eligible to receive up to an aggregate of 66,667 shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), upon achievement of specific milestones by specific dates over the period ending December 31, 2007. Jeffrey L. Biegert (whose affiliate, the Biegert Family Irrevocable Trust, Established June 11, 1998, owns 17.9% of the Common Stock according to its Schedule 13G filed with the Securities and Exchange Commission on January 27, 2006) owns more than 10% of PG’s capital stock, is a director of PG and may be deemed to be an affiliate of PG. The foregoing description of the terms of the Cooperative Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperative Marketing Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, on July 7, 2006, the Company entered into the Cooperative Marketing Agreement with PG pursuant to which PG is eligible to receive up to an aggregate of 66,667 shares of the Company’s Common Stock, upon achievement of specific milestones by specific dates over the period ending December 31, 2007. The discussion in Item 1.01 above under the caption “Cooperative Marketing Agreement” is incorporated herein by reference. The consideration for the shares to be issued to PG is PG’s agreement to promote and sell the eMerge Products and achievement of the specific milestones. The Company expects to issue the shares to PG in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that PG is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 10, 2006, the company issued a press release announcing the execution of the Cooperative Marketing Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Commercial Lease, dated July 6, 2006, by and between eMerge Interactive, Inc. and Waldo Development, Inc.

10.2	Cooperative Marketing Agreement, dated July 7, 2006, by and between eMerge Interactive, Inc. and Power Genetics Company.

99.1	Press release, issued by the Company on July 10, 2006, announcing the execution of the Cooperative Marketing Agreement by and between eMerge Interactive, Inc. and Power Genetics Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 12, 2006

eMerge Interactive, Inc.

By:	/s/ SUSAN D. MERMER
Susan D. Mermer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:
10.1	Commercial Lease, dated July 6, 2006, by and between eMerge Interactive, Inc. and Waldo Development, Inc.

10.2	Cooperative Marketing Agreement, dated July 7, 2006, by and between eMerge Interactive, Inc. and Power Genetics Company.

99.1	Press release, issued by the Company on July 10, 2006, announcing the execution of the Cooperative Marketing Agreement, dated July 7, 2006, by and between eMerge Interactive, Inc. and Power Genetics Company.